                                                                     EXHIBIT 8.2



March 6, 2001

UTI Energy Corp.
16800 Greenspoint Park Drive, Suite 225N
Houston, Texas 77060

Gentlemen:

                  You have requested our opinion concerning certain United States federal income tax consequences of the proposed merger (the "MERGER") of UTI Energy Corp., a Delaware corporation ("UTI"), with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), pursuant to that certain Agreement and Plan of Merger dated February 4, 2001 (the "MERGER AGREEMENT"), by and between PEC and UTI. Descriptions of the parties and of the Merger and related transactions are set forth in the Merger Agreement and the Proxy Statement/Prospectus (the "PROXY STATEMENT") included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 6, 2001 (the "REGISTRATION STATEMENT").

                  In rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness at all relevant times (including as of the date hereof and as of the effective time of the Merger) of, the information, facts, statements, representations and covenants contained in (i) the Merger Agreement,
(ii) the Proxy Statement, and (iii) the officers' certificates dated March 6, 2001, and March 6, 2001, which were provided to us by PEC and UTI and are attached hereto as EXHIBIT A and EXHIBIT B, respectively. In addition, we assume that the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement. Any inaccuracy in any of the aforementioned information, facts, statements, representations and assumptions or breach of any of the aforementioned covenants could adversely affect our opinion.

                             SUMMARY OF TRANSACTIONS

                  Pursuant to the Merger Agreement, at the effective time UTI will be merged with and into PEC pursuant to the provisions of and with the effect provided in the General Corporation Law of the State of Delaware. PEC will be the surviving corporation resulting from the Merger. In the Merger, PEC will succeed to all of the assets of UTI.

                  At the effective time of the Merger, the issued and outstanding capital stock of UTI will consist solely of shares of common stock, $0.001 par value ("UTI COMMON STOCK"). In the Merger, each share of UTI Common Stock (other than shares of UTI Common Stock held in the treasury of UTI) will be automatically converted into one (1) share of validly issued, fully paid and nonassessable voting common stock, $0.01 par value, of PEC ("PEC COMMON STOCK"). Pursuant to the Merger Agreement, any shares of UTI Common Stock that are held in the treasury of UTI will be canceled and no shares of PEC Common Stock or other consideration will be paid or payable in exchange therefor. The consideration paid to UTI stockholders for their UTI Common Stock will consist solely of PEC Common Stock.

                  The Merger Agreement provides that the parties intend the Merger to constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                     OPINION

                  Based upon the foregoing and such legal considerations as we deem relevant, and subject to the matters, limitations and qualifications set forth herein, it is our opinion that for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of section 368(a) of the Code.

                         LIMITATIONS AND QUALIFICATIONS

                  This opinion is based upon our interpretation of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. Neither PEC nor UTI has requested or received any advance ruling from the Internal Revenue Service (the "Service") pertaining to the transactions described herein. Our opinion will not be binding upon the Service or any court, and no assurance can be given that the Service will not adopt a contrary position and challenge some or all of the conclusions set forth above in an audit of a UTI stockholder or of one or both of the parties to the Merger. If such a challenge occurs, it may be necessary to resort to administrative proceedings or litigation in an effort to sustain such conclusions, and there can be no assurance that such conclusions ultimately will be sustained. In the event that the Merger were held not to qualify as a reorganization under section 368(a) of the Code, a stockholder of UTI would recognize gain or loss in an amount equal to the difference between such stockholder's basis in his or her shares of UTI Common Stock and the fair market value, as of the effective date of the Merger, of the PEC Common Stock received in exchange therefor. In such event, such stockholder's basis in the PEC Common Stock so received would be equal to its fair market value as of the effective date of the Merger, and the holding period for such stock would begin on the day after the effective date of the Merger.

                  Our opinion does not address all tax consequences applicable to the Merger and is limited to the specific tax opinion set forth above, and no other opinions are expressed or implied. Moreover, tax consequences that are different from or in addition to those described herein may apply to UTI stockholders who are subject to special treatment under the United States federal income tax laws, including, but not limited to, those referred to in the first paragraph under the caption "Certain United States Federal Income Tax Consequences" in the Proxy Statement. Further, our opinion is limited to the United States federal income tax consequences of the transactions described herein. Thus, for example, no opinion is expressed concerning any state, local or foreign tax consequences of such transactions.

                  This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Merger Agreement and is not to be relied upon by any other person, quoted in whole in part, or otherwise referred to (except in a list of closing documents), nor is it to be provided to any other person without our prior written consent.



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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the caption "Certain United States Federal Income Tax Consequences" in the Proxy Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,
                                               Fulbright & Jaworski L.L.P.
Attachments

                                                                       Exhibit A

                             PATTERSON ENERGY, INC.

                              OFFICER'S CERTIFICATE

         The undersigned, a duly authorized officer of Patterson Energy, Inc., a Delaware corporation traded on The Nasdaq Stock Market ("PEC"), and acting as such, in connection with the opinions to be delivered by the law firms of Fulbright & Jaworski L.L.P. and Baker & Hostetler LLP with respect to the proposed merger (the "MERGER") of UTI Energy Corp., a Delaware corporation traded on the American Stock Exchange ("UTI"), with and into PEC pursuant to that certain Agreement and Plan of Merger dated February 4, 2001 (the "AGREEMENT"), by and between PEC and UTI, and recognizing that said law firms will rely on this Officer's Certificate in delivering their opinions, hereby certifies that the undersigned is familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, has personal knowledge of the matters covered by the representations made herein and is authorized to make these representations on behalf of PEC, and the undersigned further certifies to the best knowledge and belief of the management of PEC as follows:

         1. The representations made by PEC in the Agreement and the facts and other information that relate to the Merger and related transactions as described in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 6, 2001, are true, accurate and complete, and will be true, accurate and complete at the effective time of the Merger (the "EFFECTIVE TIME"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         2. The fair market value of the PEC stock to be received by each UTI stockholder will be approximately equal to the fair market value of the UTI stock surrendered by such stockholder in exchange therefor.

         3. PEC has no plan or intention to reacquire any of its stock issued to the holders of UTI stock pursuant to the Merger.

         4. PEC has no plan or intention to sell or otherwise dispose of any of the assets of UTI acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "CODE").

         5. No person related to PEC within the meaning of Treasury Regulation section 1.368-1(e) has acquired (or has any plan or intention to acquire) any UTI stock.

         6. Following the Merger, PEC will continue UTI's "historic business" or use a "significant portion" of UTI's historic business assets in a business, as such terms are used in Treasury Regulation section 1.368-1(d).

         7. PEC will pay its expenses, if any, incurred in connection with the Merger.



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
         8. There is no intercorporate indebtedness existing between PEC or any of its subsidiaries and UTI or any of its subsidiaries that was issued, acquired or will be settled at a discount.

         9. Neither PEC nor any entity in which PEC owns a controlling interest owns, or has owned during the past five years, any shares of the capital stock of UTI.

         10. PEC is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         11. PEC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code. That is, PEC is not a party to a case under Title 11 of the United States Code or to a receivership, foreclosure or similar proceeding in a federal or state court.

         12. None of the compensation to be received by any stockholder-employees of UTI will be separate consideration for, or allocable to, any of their shares of UTI stock; none of the shares of PEC stock to be received by any stockholder-employees of UTI will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of UTI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         13. No fractional share of PEC stock will be issued with respect to the Merger.

         14. There will be no dissenters' rights available with respect to the Merger.

         15. At no time during the two year period ending at the Effective Time has PEC distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applied.

         16. Holders of UTI Warrants (the "Warrant Holders") will receive PEC Warrants in the Merger in exchange for their UTI Warrants. With respect to the assumption of each UTI Warrant by PEC, the rights of each Warrant Holder after the Merger relating to shares of PEC Common Stock will have the same terms and conditions as the rights of such Warrant Holder before the Merger relating to shares of UTI Common Stock.

         17. The Warrant Holders will receive the same amount of PEC Common Stock upon exercise of their PEC Warrants as they would have received had they exercised their UTI Warrants before the Merger and received PEC Common Stock in the Merger in exchange for the UTI Common Stock they would have received as a result of such exercise.

         18. With respect to the assumption of each UTI Stock Option by PEC, the rights of the holder of such UTI Stock Option after the Merger relating to shares of PEC Common Stock will have the same terms and conditions as the rights of such holder before the Merger relating to shares of UTI Common Stock. Holders of UTI Stock Options will not receive any additional benefits as a result of the assumption of UTI Stock Options by PEC in the Merger.

         19. Holders of UTI Stock Options (the "Option Holders") will receive PEC Stock Options in the Merger in exchange for their UTI Stock Options. With respect to the assumption of UTI Stock Options by PEC, neither before nor after the Merger will any of the UTI Stock Options have a readily ascertainable fair market value within the meaning of Treasury Regulation Section 1.83-7(b). UTI Stock Options are not actively traded on an established securities market and are not transferable except by will or the laws of descent and distribution. Similarly, UTI Stock Options as they will exist after the Merger will not be actively traded on an established securities market and will not be transferable except by will or the laws of descent and distribution.

         20. The Option Holders will receive the same amount of PEC Common Stock upon exercise of their PEC Stock Options as they would have received had they exercised their UTI Stock Options before the Merger and received PEC Common Stock in the Merger in exchange for the UTI Common Stock they would have received as a result of such exercise.

         21. PEC will not take or omit to take any action (whether before, on or after the Effective Time) that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         22. PEC will treat, record and account for the Merger as a reorganization under Section 368(a) of the Code for all purposes, including, but not limited to, United States federal income tax purposes, and all financial accounting and regulatory purposes.

         23. The Merger and related transactions will be carried out in accordance with the General Corporation Law of the State of Delaware and the terms of the Agreement, including any attachments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreement. None of the material terms and conditions in the Agreement have been waived or modified and no plan or intention exists to waive or modify any of such material terms and conditions. The Merger advances and promotes substantial bona fide business purposes of PEC and UTI.

         24. PEC is authorized to make all of the representations made by it and set forth herein.

         I understand that (i) you will rely upon the above representations by us in connection with issuing your opinion, (ii) the representations in this Officer's Certificate are made as of the date hereof and as of the Effective Time, and (iii) you may disclose these representations in connection with issuing your opinions.

         Dated: March 6, 2001.

                                        PATTERSON ENERGY, INC.


                                        By:
                                           -------------------------------------
                                        Printed Name:
                                                     ---------------------------
                                        Printed Title:
                                                      --------------------------




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

                                                                       Exhibit B

                                UTI ENERGY CORP.

                              OFFICER'S CERTIFICATE

         The undersigned, a duly authorized officer of UTI Energy Corp., a Delaware corporation traded on the American Stock Exchange ("UTI"), and acting as such, in connection with the opinions to be delivered by the law firms of Fulbright & Jaworski L.L.P. and Baker & Hostetler LLP with respect to the proposed merger (the "MERGER") of UTI with and into Patterson Energy, Inc., a Delaware corporation traded on The Nasdaq Stock Market ("PEC"), pursuant to that certain Agreement and Plan of Merger dated February 4, 2001 (the "AGREEMENT"), by and between PEC and UTI, and recognizing that said law firms will rely on this Officer's Certificate in delivering their opinions, hereby certifies that the undersigned is familiar with the transactions contemplated by, and the terms and provisions of, the Agreement, has personal knowledge of the matters covered by the representations made herein and is authorized to make these representations on behalf of UTI, and the undersigned further certifies to the best knowledge and belief of the management of UTI as follows:

         1. The representations made by UTI in the Agreement and the facts and other information that relate to the Merger and related transactions as described in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 6, 2001, are true, accurate and complete, and will be true, accurate and complete at the effective time of the Merger (the "EFFECTIVE TIME"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         2. The fair market value of the PEC stock to be received by each UTI stockholder will be approximately equal to the fair market value of the UTI stock to be surrendered by such stockholder in exchange therefor.

         3. Prior to the Merger, (i) UTI has not redeemed (and will not redeem) any UTI stock and has not made (and will not make) any distributions (other than regular, normal dividends) with respect thereto; and (ii) no person that is related to UTI, within the meaning of Treasury Regulation section
1.368-1(e) has acquired (or will acquire) UTI stock from any holder thereof.

         4. Following the Merger, PEC will continue UTI's "historic business" or use a "significant portion" of UTI's historic business assets in a business, as such terms are used in Treasury Regulation section 1.368-1(d).

         5. UTI and the stockholders of UTI will each pay their respective expenses, if any, incurred in connection with the Merger.

         6. There is no intercorporate indebtedness existing between PEC or any of its subsidiaries and UTI or any of its subsidiaries or that was issued, acquired, or will be settled at a discount.

         7. Neither UTI nor any entity in which UTI owns a controlling interest owns, or has owned during the past five years, any shares of the capital stock of PEC.

         8. UTI is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "CODE").

         9. At the Effective Time, the fair market value of the assets of UTI will exceed the sum of its liabilities assumed by PEC, plus the amount of liabilities, if any, to which its assets are subject.

         10. UTI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code. That is, UTI is not a party to a case under Title 11 of the United States Code or to a receivership, foreclosure or similar proceeding in a federal or state court.

         11. None of the compensation to be received by any stockholder-employees of UTI will be separate consideration for, or allocable to, any of their shares of UTI stock; none of the shares of PEC stock to be received by any stockholder-employees of UTI will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of UTI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         12. No fractional share of PEC stock will be issued with respect to the Merger.

         13. There will be no dissenters' rights available with respect to the Merger.

         14. At no time during the two-year period ending at the Effective Time has UTI distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applied.

         15. Holders of UTI Warrants (the "Warrant Holders") will receive PEC Warrants in the Merger in exchange for their UTI Warrants. With respect to the assumption of each UTI Warrant by PEC, the rights of each Warrant Holder after the Merger relating to shares of PEC Common Stock will have the same terms and conditions as the rights of such Warrant Holder before the Merger relating to shares of UTI Common Stock.

         16. The Warrant Holders will receive the same amount of PEC Common Stock upon exercise of their PEC Warrants as they would have received had they exercised their UTI Warrants before the Merger and received PEC Common Stock in the Merger in exchange for the UTI Common Stock they would have received as a result of such exercise.

         17. With respect to the assumption of each UTI Stock Option by PEC, the rights of the holder of such UTI Stock Option after the Merger relating to shares of PEC Common Stock will have the same terms and conditions as the rights of such holder before the Merger relating to shares of UTI Common Stock. Holders of UTI Stock Options will not receive any additional benefits as a result of the assumption of UTI Stock Options by PEC in the Merger.

         18. Holders of UTI Stock Options (the "Option Holders") will receive PEC Stock Options in the Merger in exchange for their UTI Stock Options. With respect to the assumption of UTI Stock Options by PEC, neither before nor after the Merger will any of the UTI Stock Options have a readily ascertainable fair market value within the meaning of Treasury

Regulation Section 1.83-7(b). UTI Stock Options are not actively traded on an established securities market and are not transferable except by will or the laws of descent and distribution. Similarly, UTI Stock Options as they will exist after the Merger will not be actively traded on an established securities market and will not be transferable except by will or the laws of descent and distribution.

         19. The Option Holders will receive the same amount of PEC Common Stock upon exercise of their PEC Stock Options as they would have received had they exercised their UTI Stock Options before the Merger and received PEC Common Stock in the Merger in exchange for the UTI Common Stock they would have received as a result of such exercise.

         20. UTI will not take or omit to take any action (whether before, on or after the Effective Time) that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         21. UTI will treat, record and account for the Merger as a reorganization under Section 368(a) of the Code for all purposes, including, but not limited to, United States federal income tax purposes, and all financial accounting and regulatory purposes.

         22. The Merger and related transactions will be carried out in accordance with the General Corporation Law of the State of Delaware and the terms of the Agreement, including any attachments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreement. None of the material terms and conditions in the Agreement have been waived or modified and no plan or intention exists to waive or modify any of such material terms and conditions. The Merger advances and promotes substantial bona fide business purposes of PEC and UTI.

         23. UTI has not transferred any asset to its stockholders in anticipation of the Merger.

         24. UTI is authorized to make all of the representations made by it and set forth herein.

         I understand that (i) you will rely upon the above representations by us in connection with issuing your opinion, (ii) the representations in this Officer's Certificate are made as of the date hereof and as of the Effective Time, and (iii) you may disclose these representations in connection with issuing your opinions.

         Dated:  March 6, 2001.

                                           UTI ENERGY CORP.


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Printed Title:
                                                        ------------------------



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